UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

Claimsnet.com inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14860 Montfort Dr, Suite 250, Dallas, Texas		75254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-458-1701

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2008, Claimsnet.com inc. ("Claimsnet") borrowed an aggregate of $200,000 from Elmira United Corp. and issued a convertible promissory note (the "Note"). The Note bears interest at the rate of 4% per annum. A payment equal to the principal and accrued and unpaid interest on the Note is due March 31, 2013. At the option of Claimsnet, at any time or from time to time prior to the maturity date, all or any portion of the outstanding principal and interest may be converted into a number of shares of Claimsnet’s common stock at a conversion price of 47,500 shares per each $10,000 investment. The Note contains customary events of default. If an event of default occurs, Claimsnet may be required to repay all amounts outstanding under the Note.

The proceeds from the Note will be used to repay maturing debt and to finance Claimsnet’s working capital requirements.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of Claimsnet’s financial obligations pursuant to the Note.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

Exhibit 10.1. Unsecured Convertible Promissory Note, dated May 13, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claimsnet.com inc.

May 16, 2008	By:	Laura Bray

Name: Laura Bray
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Unsecured Convertible Promissory Note, dated May 13, 2008